UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

☒	Filed by the Registrant	☐	Filed by a Party other than the Registrant

CHECK THE APPROPRIATE BOX:
☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12

Mountain & Co. I Acquisition Corp.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
☐	Fee paid previously with preliminary materials:
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Preliminary Redemption Results

Mountain & Co. I Acquisition Corp. (the “Company”) encourages shareholders to vote in favor of the proposal to amend the Company’s Amended and Restated Memorandum and Articles of Association (the “Articles Extension”) to extend the date by which the Company must complete a business combination from February 9, 2023 to November 9, 2023 (the “Extension”). As disclosed in the Company’s definitive proxy statement, filed with the SEC on January 19, 2023, a meeting of the Company’s shareholders to approve the Articles Extension is scheduled to be held on February 6, 2023 at 10:00 a.m., Eastern Time. The Extension will provide the Company with additional time to complete its business combination.

As of 5:00 p.m., Eastern Time, on February 2, 2023, the redemption deadline, holders of 11,614,962 Class A ordinary shares had elected to have their shares redeemed, resulting in 11,385,038 Class A ordinary shares remaining outstanding after giving effect to such redemptions.

The Company announced today that shareholders may withdraw any election to have their Class A ordinary shares redeemed in connection with the Extension by 5:00 p.m., Eastern Time, on Friday, February 3, 2023. Shareholders who wish to withdraw redemptions should contact the Company’s transfer agent, Continental Stock Transfer & Trust Company, by email at mzimkind@continentalstock.com.

Forward Looking Statements

This document includes forward-looking statements that involve risks and uncertainties. Forward-looking statements are statements that are not historical facts. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ from the forward-looking statements. These forward-looking statements and factors that may cause such differences include, without limitation, uncertainties relating to our ability to obtain approval for the Articles Extension, our ability to complete our initial business combination, and other risks and uncertainties indicated from time to time in filings with the SEC, including “Risk Factors” in the Extension Proxy Statement (as defined below) and in other reports we file with the SEC. The Company expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based.

Additional Information and Where to Find It

THE COMPANY urges shareholders to read the definitive proxy statement filed with the SEC on JANUARY 19, 2023 (the “Extension Proxy Statement”), as well as other documents filed by THE COMPANY with the SEC, because these documents contain important information about THE COMPANY AND the Extension. Shareholders may obtain copies of these documents (when available), without charge, at the SEC’s website at www.sec.gov or by directing a request to: Mountain & Co. I Acquisition Corp., 4001 Kennett Pike, Suite 302 Wilmington, Delaware 19807, Attn: Secretary.

Participants in Solicitation

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies of the Company shareholders. Investors and security holders may obtain more detailed information regarding the names, affiliations and interests of the Company’s directors and officers in the Extension Proxy Statement which may be obtained free of charge from the sources indicated above.